PRELIMINARY - SUBJECT TO COMPLETION

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INFLECTION POINT ACQUISITION CORP

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/[•]/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

INFLECTION POINT ACQUISITION CORP

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS ON [•], 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Michael Blitzer and Guy Shanon, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Inflection Point Acquisition Corp held of record by the undersigned at the close of business on [•], 2023 at the Extraordinary General Meeting of Shareholders of Inflection Point Acquisition Corp to be held at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and virtually at: **https://www.cstproxy.com/[•]/2023** on [•], 2023, at [•]:00 a.m. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS ON THE REVERSE SIDE, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Inflection Point Acquisition Corp to be held on [•] , 2023

The notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/ [•] /2023

PROXY CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Proposal No. 1 — The Business Combination Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of September 16, 2022 (as the same may be amended, the "**Business Combination Agreement**"), by and between Inflection Point Acquisition Corp. ("**Inflection Point**") and Intuitive Machines, LLC, a Texas limited liability company ("**Intuitive Machines**" and, subsequent to the Business Combination, "**Intuitive Machines OpCo**"), pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the "**Closing**") and following the Domestication (as defined below), (a) Inflection Point will acquire equity securities of and become the managing member of Intuitive Machines OpCo and (b) Inflection Point will issue voting equity securities without economic rights to the members of Intuitive Machines prior to the Closing ("**Intuitive Machines Members**") (such transactions and the Domestication (as defined below) together with the other transactions contemplated by the Business Combination Agreement, the "**Business Combination**"), resulting in a combined company organized in an umbrella partnership C corporation structure in which substantially all of the assets and the business of the combined company will be held by Intuitive Machines OpCo as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the "**Business Combination Proposal**." A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as ***Annex A***.

Proposal No. 2 — The Domestication Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve, by special resolution, a change in the corporate structure and domicile of Inflection Point, which will be accomplished by continuation of Inflection Point from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the "**Domestication**"). The Domestication will be effected at least one day prior to the Closing by Inflection Point filing a certificate of corporate domestication and the proposed new certificate of incorporation of New Intuitive Machines (the "**Proposed Certificate of Incorporation**") with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Inflection Point will become a Delaware corporation and will change its corporate name to "Intuitive Machines, Inc." (Inflection Point following the Domestication and the Business Combination, "**New Intuitive Machines**") and all outstanding securities of Inflection Point will convert to outstanding securities of New Intuitive Machines, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the "**Domestication Proposal**."

Proposal No. 3 — The Stock Issuance Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve, by ordinary resolution, for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a) and (b), the issuance of New Intuitive Machines Common Stock and securities convertible into or exercisable for New Intuitive Machines Common Stock (i) to the Series A Investors pursuant to the Series A Investment (each as defined in the accompanying proxy statement/prospectus), (ii) to the Intuitive Machines Members pursuant to the Business Combination Agreement and (iii) to any other persons pursuant to subscription, purchase or similar agreements we may enter into prior to Closing. We refer to this proposal as the "**Stock Issuance Proposal**."

Proposal No. 4 — Organizational Documents Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve, by special resolution, the Proposed Certificate of Incorporation and the proposed new by-laws (the "**Proposed By-Laws**" and, together with the Proposed Certificate of Incorporation, the "**Proposed Organizational Documents**") of New Intuitive Machines in connection with the Business Combination. We refer to this proposal as the "**Organizational Documents Proposal**". The form of each of the Proposed Certificate of Incorporation and the Proposed By-Laws is attached to the accompanying proxy statement/prospectus as ***Annex C*** and ***Annex D***, respectively.

Proposal No. 5 — The Advisory Organizational Documents Proposals — To consider and vote upon the following seven separate proposals (collectively, the "**Advisory Organizational Documents Proposals**") to approve on an advisory non-binding basis by special resolution the following material differences between the Cayman Constitutional Documents (as defined in the accompanying proxy statement/prospectus) and the Proposed Organizational Documents:

Advisory Organizational Documents Proposal 5A — FOR AGAINST ABSTAIN

Under the Proposed Organizational Documents, New Intuitive Machines would be authorized to issue (A) shares of Class A common stock, par value $0.0001 per share ("**New Intuitive Machines Class A Common Stock**"), (B) shares of Class B common stock, par value $0.0001 per share ("**New Intuitive Machines Class B Common Stock**"), (C) shares of Class C common stock, par value $0.0001 per share ("**New Intuitive Machines Class C Common Stock**"), and (D) shares of New Intuitive Machines preferred stock, par value $0.0001 per share.

Advisory Organizational Documents Proposal 5B — FOR AGAINST ABSTAIN

The Proposed Organizational Documents would authorize a multi-class common stock structure pursuant to which the holders of New Intuitive Machines Class A Common Stock and New Intuitive Machines Class B Common Stock will be entitled to one vote per share and holders of New Intuitive Machines Class C Common Stock will be entitled to three votes per share.

Advisory Organizational Documents Proposal 5C — FOR AGAINST ABSTAIN

The Proposed Organizational Documents would adopt a provision providing that each outstanding share of New Intuitive Machines Class C Common Stock shall automatically convert into one share of New Intuitive Machines Class B Common Stock upon the earliest to occur of (i) the date that is seven years from the effectiveness of the Proposed Certificate of Incorporation and (ii) the first date when the Permitted Class C Owners (as defined in the Proposed Certificate of Incorporation) collectively cease to own at least 33.0% of the number of shares of New Intuitive Machines Class C Common Stock collectively held by them as of immediately following the Closing.

Advisory Organizational Documents Proposal 5D — FOR AGAINST ABSTAIN

The Proposed Organizational Documents would adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Advisory Organizational Documents Proposal 5E — FOR AGAINST ABSTAIN

The Proposed Certificate of Incorporation would require the affirmative vote of at least two-thirds of the total voting power of all then-outstanding shares of New Intuitive Machines to amend, alter, repeal or rescind any provision of the Proposed Certificate of Incorporation, other than Articles I (Name), II (Registered Address), and III (Nature of Business), which would require the affirmative vote of a majority of the total voting power of all then-outstanding shares of New Intuitive Machines.

Advisory Organizational Documents Proposal 5F — FOR AGAINST ABSTAIN

The Proposed Organizational Documents would permit the removal of a director only for cause and only by the affirmative vote of the holders of a majority of at least two-thirds of the total voting power of all then-outstanding shares of New Intuitive Machines.

Advisory Organizational Documents Proposal 5G — FOR AGAINST ABSTAIN

The Proposed Organizational Documents would provide that for so long as New Intuitive Machines qualifies as a controlled company under applicable Nasdaq rules, any action required or permitted to be taken by the holders of a majority of at least two-thirds of the total voting power of all then-outstanding shares of New Intuitive Machines may be taken without a meeting if signed by the holders having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted in compliance with the General Corporation Law of the State of Delaware. From and after the date that New Intuitive Machines ceases to qualify as a controlled company, the Proposed Organizational Documents will require stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting.

Proposal No. 6 — The Incentive Plan Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve, by ordinary resolution, the New Intuitive Machines Incentive Plan. We refer to this proposal as the "**Incentive Plan Proposal**."

Proposal No. 7 — The Director Election Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the election of [•] individuals named below, to serve on the New Intuitive Machines board of directors for a term expiring, in the case of Class I directors, at the first annual meeting of the stockholders to be held following the Closing, in the case of Class II directors, at the second annual meeting of stockholders to be held following the Closing, and, in the case of Class III directors, at the third annual meeting of stockholders to be held following the Closing, respectively. We refer to this proposal as the "**Director Election Proposal**".

Class I:	Class II:	Class III:
01[•]	03[•]	05[•]
02[•]	04[•]	06[•]
		07[•]

FOR ALL WITHHOLD ALL FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees on the line below.

____

Proposal No. 8 — The Adjournment Proposal — FOR AGAINST ABSTAIN

To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting. We refer to this proposal as the "**Adjournment Proposal**."

CONTROL NUMBER

Signature______________________________**Signature, if held jointly**______________________________**Date**______________, **2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.